UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 2, 2007
Back Yard Burgers, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)

1-12104 (Commission File Number)	64-0737163 (IRS Employer Identification No.)
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 2, 2007, Back Yard Burgers, Inc. (the “Company”) issued a press release announcing that it had established a record date and special meeting date for its stockholders to consider and vote on a proposal to adopt the previously announced merger agreement providing for the acquisition of the Company by BBAC, LLC, and, if necessary, to adjourn the meeting until a later date or dates to permit further solicitation and vote of proxies. The Company’s stockholders of record at the close of business on Friday, July 6, 2007, will be entitled to notice of the special meeting and to vote on the proposal. The special stockholder meeting will be held on Friday, August 3, 2007, in Memphis, Tennessee.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Important Additional Information Regarding the merger will be Filed with the SEC
     In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Back Yard Burgers, Inc., Investor Relations, 1657 N. Shelby Oaks Drive, Memphis, Tennessee 38134, telephone: (901) 367-0888 or on the investor relations page of the Company’s website at http://www.backyardburgers.com.
     The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are being filed herewith:
          99.1 Press Release dated July 2, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.
Date: July 2, 2007	By:	/s/ Michael G. Webb
Michael G. Webb
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 2, 2007